September 23, 2009

ClearPoint Business Resources, Inc.
1600 Manor Drive, Suite 110
Chalfont, PA 18914

Re:	ClearPoint Business Resources, Inc. Post-Effective Amendment No. 1 to Registration Statement on Form S-1

Gentlemen:

We have acted as counsel to ClearPoint Business Resources, Inc. (the “Company”) in connection with the Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-156450) (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale by the selling security holders named in the Registration Statement of up to 3,710,825 shares (the “Warrant Shares”) of common stock, $0.0001 par value per share (“Common Stock”), of the Company issuable upon the exercise of: (i) the Amended and Restated Warrant, dated August 14, 2009, issued to ComVest Capital, LLC to purchase 2,210,825 shares of Common Stock, for an exercise price of $0.01 per share (the “ComVest Warrant”); (ii) the Warrant, dated June 20, 2008, issued to Manufacturers and Traders Trust Company (“M&T”) to purchase 1,200,000 shares of Common Stock for an exercise price of $0.01 per share (the “M&T $0.01 Warrant”); and (iii) the Warrant, dated June 20, 2008, issued to M&T to purchase 300,000 shares of Common Stock for an exercise price of $1.00 per share (the “M&T $1.00 Warrant”).  The ComVest Warrant, the M&T $0.01 Warrant and the M&T $1.00 Warrant (collectively, the “Warrants”) were issued in connection with financing transactions in June 2008 and August 2009. This opinion is furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-K.

Although as counsel to the Company we have advised the Company in connection with certain matters referred to us by the Company, our services are limited to specific matters so referred. Consequently, we do not have knowledge of other transactions in which the Company has engaged or its day-to-day operations.

In rendering this opinion, we have examined only the following documents: (i) the Company’s Amended and Restated Certificate of Incorporation and Bylaws; (ii) the Warrants; (iii) the unanimous written consent adopted by the Board of Directors of the Company relating to the M&T $0.01 Warrant and the M&T $1.00 Warrant; (iv) the resolutions of the Board of Directors of the Company relating to the ComVest Warrant; (v) the Registration Statement; and (vi) a certificate from an officer of the Company. We have assumed and relied, as to questions of fact and mixed questions of law and fact, on the truth, completeness, authenticity and due authorization of all documents and records examined, the genuineness of all signatures and the legal capacity of natural persons. We have not made any independent investigation in rendering this opinion other than the document examination described. This opinion is limited to the laws of the State of Delaware.

September 23, 2009

Based upon and subject to the assumptions, qualifications and limitations set forth in this letter, we are of the opinion that the Warrant Shares, which may from time to time be issued upon exercise of the Warrants, when issued and paid for in accordance with the Warrants, will be validly issued, fully paid and non-assessable.

This opinion is given as of the date hereof. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

This opinion is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus, which is part of the Registration Statement. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Securities Act or the General Rules and Regulations promulgated thereunder.

Sincerely, /s/ BLANK ROME LLP